Exhibit 32.1

Section 1350 Certifications

I, John R. Plachetka, Pharm.D., President and Chief Executive Officer, and I, William L. Hodges, Senior Vice President of Finance and Administration and Chief Financial Officer, of POZEN Inc., a Delaware corporation (the “Company”), hereby certify that, to my knowledge:

(1) The Company’s periodic report on Form 10-Q for the period ended September 30, 2004 (the “Form 10-Q”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

* * *

CHIEF EXECUTIVE OFFICER	CHIEF FINANCIAL OFFICER

/s/ John R. Plachetka	/s/ William L. Hodges
John R. Plachetka, Pharm.D.	William L. Hodges

Date: October 27, 2004	Date: October 27, 2004

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